Evolve Announces Agreement with Nuvve and Stonepeak to Pursue a $750 million Joint Venture, “Levo,” to Deploy Turnkey Electric Vehicle Charging and Transportation-as-a-Service for School Buses and other Commercial Fleets

Levo plans to offer fully financed electric transportation solutions including vehicles, charging infrastructure, and Nuvve’s proprietary vehicle-to-grid (V2G) services

HOUSTON, May 17, 2021 (GLOBE NEWSWIRE) — Evolve Transition Infrastructure LP (“Evolve”) (NYSE American: SNMP) today announced an agreement (the “Agreement”) with Nuvve Holding Corp. (“Nuvve”) (Nasdaq: NVVE), a global technology leader accelerating the electrification of transportation through its proprietary vehicle-to-grid (V2G) platform, and certain investment vehicles managed by Stonepeak Partners LP (“Stonepeak”), a private equity firm specializing in infrastructure investing, to pursue the formation of a new sustainable infrastructure joint venture called Levo Mobility LLC (“Levo”). Upon signing of definitive documents and closing, Levo will utilize Nuvve’s proprietary V2G technology and capital from Stonepeak and Evolve to help accelerate the deployment of electric fleets, including thousands of zero-emission electric school buses for school districts nationwide through “V2G hubs” and Transportation-as-a-Service (“TaaS”).

Stonepeak and Evolve plan to deploy up to an aggregate $750 million capital commitment to Levo, with a maximum of 10% of such capital commitment being funded by Evolve. Levo expects to initially focus on electrifying school buses and associated charging infrastructure plus V2G services to provide safer and healthier transportation for children while supporting CO2 emission reduction, renewable energy integration, and improved grid resiliency. Levo also plans to work with commercial fleets such as last-mile delivery, ride hailing and ride sharing, and municipal services.

Beyond intelligent charging, Nuvve’s V2G platform allows electric vehicle (“EV”) batteries to store energy, including renewables such as solar and wind, and then safely discharge part of this stored energy back to the grid while parked and plugged in. Additionally, V2G allows EVs to earn revenue by combining energy from multiple batteries to form virtual power plants (“VPPs”) and access energy markets, sell energy back to the grid, and perform services that stabilize the grid.

Levo’s initial focus on school buses comes at a time when the Biden-Harris administration has prioritized electrification of the 480,000 school buses in the U.S. through its Infrastructure Plan. Building on this, Lawmakers recently announced a $25 billion bill to electrify school buses and, increasingly, school districts are seeking to convert to zero emission vehicles to provide cleaner rides for students.

Today, approximately 95% of school buses are fueled by diesel, but making the switch to electricity is often a challenge due to high upfront capital costs and the complexity of deploying and managing electric charging infrastructure. Levo plans to address these obstacles through flexible options including a fully financed offering that covers the upfront costs of electric buses coupled with a complete charging solution powered by Nuvve’s V2G technology. Levo’s customers would sign contracts for their electric fleets, regardless of size, that would provide for predictable and known budget savings.

Levo Joint Venture Details

Pursuant to the Agreement, Nuvve, Stonepeak, and Evolve agree to negotiate in good faith to finalize the definitive agreements for the formation of Levo within 90 days (the “Closing”). Upon Closing, Stonepeak and Evolve will fund Levo’s acquisition and development of agreed assets and infrastructure up to an aggregate capital commitment of $750 million, with such capital commitment expected to be funded 90% by Stonepeak and 10% by Evolve. Stonepeak and Evolve would be granted the ability to upsize their capital commitments upon deployment of the initial $750 million. There can be no assurance that the parties will enter into definitive agreements for the joint venture on the terms described in this press release or at all.

In connection with the Agreement, Nuvve, Stonepeak and Evolve also entered into a Securities Purchase Agreement (“SPA”), and a Registration Rights Agreement, each dated as of the date hereof.  In addition, Stonepeak received warrants to purchase an aggregate of 5.4 million shares of Nuvve common stock and Evolve received warrants to purchase an aggregate of 600,000 shares of Nuvve common stock (collectively, the “Warrants”). Vesting of certain of the Warrants is conditioned upon Levo deploying varying aggregate amounts of capital over time.

In connection with the Agreement, Nuvve also granted Stonepeak and Evolve an option to purchase in aggregate 5 million Nuvve shares of common stock at $50 per share.

Nuvve will seek shareholder approval for the issuance of shares of common stock pursuant to the Warrants and SPA to the extent required by Nasdaq rules.

Definitive agreements for the joint venture are expected to be signed and the Closing is expected to occur prior to the end of July 2021. Kirkland & Ellis LLP served as legal advisor to Stonepeak, and Coho Strategies and Emergent Strategic Partners provided commercial diligence and strategic planning, DNV served as technical advisor, and KPMG provided financial diligence support to Stonepeak.  Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C., and Graubard Miller served as legal advisors to Nuvve. Sidley Austin LLP and Hunton Andrews Kurth LLP served as legal advisors to Evolve.

Forward Looking Statements

This press release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about the signing of definitive agreements for, and the anticipated benefits of, the Stonepeak joint venture (the “JV”), and the JV company, Levo, prospects of Nuvve, prospects of Levo, and other statements about the JV and Levo. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “goal,” “project” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us, Stonepeak, Nuvve, Levo, and the JV that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in forward-looking statements. Our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and other filings with the SEC discuss some of the important risk factors that may affect our business, results of operations, and financial condition and you are encouraged to read such filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

About EVOLVE TRANSITION INFRASTRUCTURE LP

Evolve Transition Infrastructure LP is a publicly-traded limited partnership focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. We own natural gas gathering systems, pipelines and processing facilities in South Texas and continue to pursue energy transition infrastructure opportunities.

Additional Information

Additional information about Evolve can be found in our documents on file with the SEC which are available on our website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477